Exhibit 99.1

 CTI MOLECULAR IMAGING, INC. REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER OF
                                   FISCAL 2005

                      NET REVENUES GROW 50% TO $111 MILLION
                   EARNINGS PER SHARE OF $0.08, UP FROM $0.02
                         GUIDANCE RAISED FOR FISCAL 2005

    KNOXVILLE, Tenn., Jan. 31 /PRNewswire-FirstCall/ -- CTI Molecular Imaging, Inc. (Nasdaq: CTMI), a leading provider of positron emission tomography (PET) equipment, molecular biomarkers and related services, today announced financial results for its first quarter ended December 31, 2004.

    Net revenues for the first quarter were $111.5 million, a 50% increase over net revenues of $74.1 million for the same period last year. Net income was $4.0 million, or $0.08 per share on a fully-diluted basis, compared to $0.7 million, or $0.02 per share on a fully-diluted basis, in the prior fiscal year's first quarter. Backlog at December 31, 2004 totaled $164 million, an increase of $25 million from $139 million at September 30, 2004.

    "We are off to a strong start in 2005 with revenue and earnings well ahead of our plan and guidance," said Ron Nutt, Ph.D., President and Chief Executive Officer. "Our clinical scanner business did particularly well, providing some early confirmation that the market continues to improve. In addition, the adoption rate of PET continues to increase as FDG dose volumes were in line with expectations," continued Dr. Nutt.

    During the first quarter of fiscal 2005 CTI shipped 40 scanners on a consolidated basis compared with 26 units in fiscal 2004. FDG doses sold by PETNET domestically increased 6.5% sequentially from the fourth quarter of 2004 and 42% over the prior year's first quarter. These increases were partially offset by a 3.2% sequential decline in average dose price.

    Segment Information:
    "Over the past two years our business model has evolved with the acquisition of three companies -- Mirada, Concorde and Imtek -- and as we have begun the process of positioning ourselves for the put/call event with our partner Siemens Medical Systems. Effective October 1, 2004 we restructured our organization into two business groupings -- the Clinical Scanner Business, run by Greg Brophy, and Molecular Biomarker Technologies, run by me," said Dr. Nutt. "Beginning this quarter, we are presenting our financial results in six financial reporting segments," added Dr. Nutt. The Clinical Scanner Business grouping consists of three reporting segments -- CPS and Detector Materials, which are unchanged from the past, as well as a new segment entitled Service and Distribution, which includes the service and distribution activities related to clinical scanners. The Molecular Biomarker Technologies grouping also consists of three reporting segments -- PETNET, Molecular Technologies Inc. (biomarker development), and Molecular Imaging Products, which includes Concorde's microPET and microCAT animal scanners, Mirada medical image analysis applications and cyclotron sales and service. These new reporting segments of Service and Distribution, PETNET, Molecular Technologies and Molecular Imaging Products were all previously a part of CTI Solutions.

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                           CTI Molecular Imaging, Inc
                               Segment Information

                                                        Three Months Ended
                                                           December 31,
                                                   ---------------------------
(in thousands)                                           2004           2003
---------------------------------------------      ------------   ------------
Revenues, gross:
CPS                                                $     67,033   $     55,486
Detector Materials                                        7,687         12,089
Service and Distribution                                 17,154         13,857
     Clinical Scanner Business                           91,874         81,432
PETNET                                                   26,557         19,489
MTI                                                         204              -
Molecular Imaging Products                               13,746          7,211
     Molecular Biomarker Technologies                    40,507         26,700
Total                                              $    132,381   $    108,132

Revenue eliminations:
CPS                                                $     (5,353)  $    (17,987)
Detector Materials                                       (7,687)       (12,064)
Service and Distribution                                 (4,764)        (1,588)
     Clinical Scanner Business                          (17,804)       (31,639)
PETNET                                                        -            (35)
MTI                                                         (50)             -
Molecular Imaging Products                               (3,060)        (2,351)
     Molecular Biomarker Technologies                    (3,110)        (2,386)
Total                                              $    (20,914)  $    (34,025)

Revenues, net:
CPS                                                $     61,680   $     37,499
Detector Materials                                            -             25
Service and Distribution                                 12,390         12,269
     Clinical Scanner Business                           74,070         49,793
PETNET                                                   26,557         19,454
MTI                                                         154              -
Molecular Imaging Products                               10,686          4,860
     Molecular Biomarker Technologies                    37,397         24,314
Total                                              $    111,467   $     74,107

Income (loss) from operations:
CPS                                                $     14,087   $      6,312
Detector Materials                                        2,714          6,711
Service and Distribution                                   (778)        (3,935)
Eliminations                                                861         (3,497)
     Clinical Scanner Business                           16,884          5,591
PETNET                                                      822            475
MTI                                                      (1,368)          (758)
Molecular Imaging Products                                 (365)        (1,053)
Eliminations                                               (361)            (1)
     Molecular Biomarker Technologies                    (1,272)        (1,337)
     Corporate and Eliminations                          (1,429)           157
Total                                              $     14,183   $      4,411

    Shipments, Orders and Backlog:
    The company sold 40 scanners during the first quarter and booked 52 new orders. Backlog on a consolidated basis at December 31, 2004 is $164.1 million. This backlog includes orders for PET and PET/CT scanners, cyclotrons and service and maintenance contracts, and excludes orders placed with PETNET for FDG doses and customer orders to distributors where the related scanners have not yet been ordered from CPS.

    Financial Outlook:
    "Based on the strong performance in the first quarter and our current scanner backlog, we believe that revenues this year will be in the range of $440
- $450 million on the sale of approximately 185 scanners. Earnings per share for the year should be in the range of $0.54 to $0.56," said Dr. Nutt. "For the second quarter, we are expecting a quarter very similar to the first quarter. We expect revenue of $110 - $115 million and earnings per share of $0.08 to $0.10," added Dr. Nutt.

    Conference Call Information:
    The dial-in number for tomorrow's earnings call at 9:00 a.m. EST is (706) 643-3432. A replay of the call will be available for one week until February 8, 2005. To hear this replay, please dial (800) 642-1687 and enter the reservation number 3583738. A simultaneous webcast of the call will be accessible via the internet at http://www.ctimi.com under the Investor Relations section. A replay of the webcast will also be archived on this site.

    About CTI Molecular Imaging:
    CTI Molecular Imaging, Inc. is a leading supplier of products and services for positron emission tomography (PET), a diagnostic imaging technology used in the detection and treatment of cancer, neurological disorders and cardiac disease. Additional information is available at: http://www.ctimi.com .

    About PET and PET/CT:
    PET images the biology of diseases at the molecular level, often before anatomic changes are visible or, in some cases, before symptoms appear. Diseases are biological processes and it is these processes that PET examines. PET/CT is an imaging technology that combines the biological examination of patients by PET with the CT images of the body's structural detail. PET/CT technology improves the diagnostic accuracy and treatment management of patients by providing surgeons, radiation oncologists and other physicians with precise anatomical landmarks associated with the disease condition as determined by PET.

    PET's whole-body imaging capability helps physicians improve their ability to detect and determine the location, extent and stage of cancer, neurological disorders and cardiac disease. By improving diagnosis, PET scans aid physicians in selecting better courses of treatment, as well as assessing whether treatment is effective or should be changed. Recent published clinical trials have shown that in a wide array of cancers, the use of PET has caused the treatment to be changed for 15 to 50% of patients, depending on the specific clinical question. In addition, PET and PET/CT provide both the patient and their physician with a degree of certainty that is often unavailable through other imaging methods.

    Certain matters discussed in this press release and the related conference call constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as "believe," "expect," "anticipate," "intend," "estimate" or similar expressions, include statements regarding CTI's financial outlook for 2005, anticipated market share data, growth in unit sales from international markets, future demand for scanners and other PET-related products, the impact of reduced reimbursement levels for PET and PET-related radiopharmaceuticals, future pricing trends, product mix and any other statements that necessarily depend on future events. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: competition; uncertainties and potential difficulties regarding the implementation of the new agency agreement with Siemens; the seasonality of capital equipment sales; the availability and amount of third-party payor reimbursement for PET procedures; Siemens' option to purchase a majority interest in CPS, CTI's subsidiary that develops and manufactures PET scanners; market adoption of and demand for PET products in general and CTI's products and services in particular; the timing of orders from distribution partners and customers; legislative and regulatory developments; the timing of research and development and marketing expenses; relationships with suppliers and distributors; pricing; product mix; customer demand for financing services; and general economic conditions, such as interest rates. CTI undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect CTI or cause actual results to differ materially from those anticipated in forward-looking statements are included in CTI's Annual Report on Form 10-K for the fiscal year ended September 30, 2004.

                           CTI Molecular Imaging, Inc
                           Consolidated Balance Sheets

                                                    December 31,   September 30,
(in thousands)                                          2004            2004
------------------------------------------------   -------------   -------------
                                                    (unaudited)
     ASSETS
Current assets:
  Cash and cash equivalents                        $      24,853   $      36,381
  Accounts receivable -- trade, net                       63,815          65,946
  Accounts receivable -- related party,
   net (1)                                                56,077          34,231
  Inventories                                             85,253          92,219
  Deferred tax asset                                      13,839          13,474
  Prepaid expenses and other current assets                7,674           8,345
        Total current assets                             251,511         250,596

Property and equipment, net                              137,211         133,074
Goodwill                                                  48,096          46,629
Other assets                                              35,975          34,915
        Total assets                               $     472,793   $     465,214

     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable                           $      30,213   $      33,012
  Current maturities of long-term
   debt and capital lease obligations                      4,003           4,289
  Accrued liabilities                                     20,532          22,059
  Customer advances                                       11,084           9,801
  Income taxes payable                                       770           4,472
        Total current liabilities                         66,602          73,633

Deferred revenues                                          5,381           4,447
Deferred tax liability                                     4,815           5,013
Long-term debt and capital lease obligations              12,322          12,856
        Total liabilities                                 89,120          95,949

Minority interest                                         67,638          62,213

Shareholders' equity                                     316,035         307,052
        Total liabilities and
         shareholders' equity                      $     472,793   $     465,214

(1) Represent receivables from Siemens Medical Solutions USA, Inc.

                           CTI Molecular Imaging, Inc.
                      Consolidated Statements of Operations

                                                         Three Months Ended
                                                            December 31,
                                                    ---------------------------
(In thousands, except share and per share data)         2004           2003
------------------------------------------------    ------------   ------------
                                                            (unaudited)
Revenues                                            $    111,467   $     74,107
Cost of revenues                                          69,702         43,735
        Gross margin                                      41,765         30,372

Operating expenses:
  Selling, general and administrative expenses            16,850         15,260
  Research and development expenses                        9,261         10,190
  Stock-based compensation expense                         1,471            511
    Total operating expenses                              27,582         25,961

Income from operations                                    14,183          4,411

Interest expense, net                                        223            485
Other (income) expense                                       (15)          (595)

Income before income taxes and minority interest          13,975          4,521

Provision for income taxes                                 5,272          1,699

Income before minority interest                            8,703          2,822

Amount applicable to minority interest,
 net of taxes                                              4,743          2,105

Net income                                          $      3,960   $        717

Earnings per share
  Basic                                             $       0.09   $       0.02
  Diluted                                           $       0.08   $       0.02

Weighted average shares
  Basic                                               45,229,213     44,331,007
  Diluted                                             48,060,300     46,321,070

SOURCE  CTI Molecular Imaging, Inc.
    -0-                             01/31/2005
    /CONTACT: David N. Gill of CTI Molecular Imaging, Inc., +1-865-218-2000/ /Web site: http://www.ctimi.com /
    (CTMI)